EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2006 FIRST QUARTER FINANCIAL RESULTS
     KILGORE, Texas, May 9, 2006 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the first quarter ended March 31, 2006.
     MMLP reported net income for the first quarter of 2006 of $4.3 million, or $0.33 per limited partner unit. This compared to net income for the first quarter of 2005 of $3.5 million, or $0.41 per limited partner unit. Revenues for the first quarter of 2006 were $146.8 million compared to $96.1 million for the first quarter of 2005. First quarter 2006 net income was negatively impacted by a $1.2 million debt prepayment premium and positively impacted by a $0.9 million hurricane-related gain on involuntary conversion of assets. Together, these items negatively impacted net income by $0.3 million, or approximately $0.02 per limited partner unit.
     The Company’s distributable cash flow for the first quarter of 2006 was $8.0 million, compared to $5.2 million for the first quarter of 2005. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of March 31, 2006 and December 31, 2005, and its Consolidated and Condensed Statements of Operations and Statements of Cash Flows for the three months ended March 31, 2006 and 2005. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2006.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “We continue to improve the overall financial and operational strength of our partnership. Our follow-on equity offering in January strengthened our balance sheet and provides us with sufficient access to capital to pursue our acquisition and organic growth plan over the next three quarters. In addition, the acquisitions of three new marine vessels and the conversion of certain marine and terminalling assets has resulted in higher levels of service and higher margins in the latter half of the first quarter. Looking forward, we are enthusiastic as we continue to see increased demand for our products and services across most of our operations.”
Investors’ Conference Call
     An investor’s conference call to review the first quarter results will be held on Thursday, May 11, 2006, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on May 11, 2006 through 11:59 p.m. Central Time on May 18, 2006. The access codes for the conference call and the audio replay are as follows: Account No. 286;

Conference ID No. 202208. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and LPG distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties and anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus distributions from unconsolidated entities (as described below), plus distributable cash from unconsolidated partnership (as described below), less equity in earnings from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations), less maintenance capital expenditures (as described below), less non-cash mark-to-market on derivatives (as reported in its Consolidated and Condensed Statements of Cash Flows), less hurricane-related gain on involuntary conversion of assets (as reported in its Consolidated and Condensed Statements of Cash Flows), plus debt prepayment premium (as reported in its Consolidated and Condensed Statements of Operations), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), plus accretion of asset retirement obligation (as reported in its Consolidated and Condensed Statement of Cash Flows), plus unit-based compensation (as reported in its Consolidated and Condensed Statements of Cash Flows), plus loss on sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Operations).
     MMLP’s distributions from unconsolidated entities is calculated as distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows) plus distributions in-kind from equity investments (as reported in its Consolidated and Condensed Statements of Cash Flows). For the quarter ended March 31, 2006, MMLP’s distributions from unconsolidated partnership and distributions in-kind from equity investments were $0.3 and $1.9 million, respectively.
     MMLP’s distributable cash from unconsolidated partnership is calculated as investments in unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), plus partnership expansion capital expenditures (as reported in Note 4 — Investment in Unconsolidated Partnerships and Joint Ventures of its Quarterly Report on Form 10-Q filed on May 9, 2006). For the quarter ended March 31, 2006, MMLP’s investments in unconsolidated partnership and partnership expansion capital expenditures were $(0.5) and $1.2 million, respectively.
     MMLP’s capital expenditures include both expansion and maintenance capital expenditures and is calculated as payments for property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows) plus acquisitions (as reported in its Consolidated and Condensed Statements of Cash Flows). For the quarter ended March 31, 2006, payments for property, plant and equipment and acquisitions were $19.1 and $7.5 million, respectively. For the quarter ended March 31, 2006, expansion capital expenditures were $23.2 million, excluding partnership expansion capital expenditures. For the quarter ended March 31, 2006, maintenance capital expenditures were $3.3 million, including $1.3 million in hurricane-related maintenance capital expenditures.
Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets
Cash	$5,259	$6,465
Accounts and other receivables, less allowance for doubtful accounts of $134 and $140	56,048	72,162
Product exchange receivables	5,051	2,141
Inventories	31,842	33,909
Due from affiliates	3,214	1,475
Other current assets	1,693	1,420

Total current assets	103,107	117,572

Property, plant, and equipment, at cost	260,974	235,218
Accumulated depreciation	(63,218)	(59,505)

Property, plant and equipment, net	197,756	175,713

Goodwill	27,600	27,600
Investment in unconsolidated entities	60,595	59,879
Other assets, net	7,889	8,280

	$396,947	$389,044

Liabilities and Partners’ Capital

Current installments of long-term debt	$—	$9,104
Trade and other accounts payable	47,392	67,387
Product exchange payables	11,282	9,624
Due to affiliates	6,346	3,492
Income taxes payable	1,285	6,345
Other accrued liabilities	2,223	3,617

Total current liabilities	68,528	99,569

Long-term debt	137,500	192,200
Other long-term obligations	1,979	1,710

Total liabilities	208,007	293,479

Partners’ capital	189,166	95,565
Accumulated other comprehensive loss	(226)	—

Total partners’ capital	188,940	95,565

Commitments and contingencies	$396,947	$389,044

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2006.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Terminalling and storage	$5,756	$5,634
Marine transportation	9,312	8,474
Product sales:
Natural gas/LPG services	101,924	70,067
Sulfur	15,389	—
Fertilizer	12,025	9,553
Terminalling and storage	2,416	2,412

	131,754	82,032

Total revenues	146,822	96,140

Costs and expenses:
Cost of products sold:
Natural gas/LPG services	98,083	67,635
Sulfur	10,471	—
Fertilizer	11,000	8,356
Terminalling and storage	1,999	2,099

	121,553	78,090

Expenses:
Operating expenses	13,900	9,065
Selling, general and administrative	2,386	1,836
Depreciation and amortization	3,952	2,654

Total costs and expenses	141,791	91,645

Other operating income	853	—

Operating income	5,884	4,495

Other income (expense):
Equity in earnings of unconsolidated entities	2,412	75
Interest expense	(3,018)	(1,069)
Debt prepayment premium	(1,160)	—
Other, net	169	30

Total other income (expense)	(1,597)	(964)

Net income	$4,287	$3,531

General partner’s interest in net income	$246	$71
Limited partners’ interest in net income	$4,041	$3,460

Net income per limited partner unit — basic and diluted	$0.33	$0.41

Weighted average limited partner units — basic	12,299,009	8,475,862
Weighted average limited partner units — diluted	12,301,980	8,475,862
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2006.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net income	$4,287	$3,531

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,952	2,654
Amortization of deferred debt issuance costs	249	116
(Gain) on involuntary conversion of property, plant and equipment	(853)	—
Equity in earnings of unconsolidated entities	(2,412)	(75)
Non-cash mark-to-market on derivatives	82	—
Distributions in-kind from equity investments	1,932	—
Other	8	6
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:

Accounts and other receivables	16,967	2,882
Product exchange receivables	(2,910)	(100)
Inventories	2,067	7,055
Due from affiliates	(1,739)	(1,425)
Other current assets	(128)	(161)
Trade and other accounts payable	(19,995)	4,686
Product exchange payables	1,658	(4,804)
Due to affiliates	2,854	(12)
Other accrued liabilities	(6,616)	(577)
Change in other non-current assets and liabilities	(35)	(200)

Net cash (used) provided by operating activities	(632)	13,576

Cash flows from investing activities:
Payments for property, plant and equipment	(19,101)	(3,326)
Acquisitions, net of cash acquired	(7,451)	(3,832)
Proceeds from sale of property, plant and equipment	720	40
Investments in unconsolidated partnership	(546)	—
Distributions from unconsolidated partnership	310	—

Net cash used in investing activities	(26,068)	(7,118)

Cash flows from financing activities:
Payments of long-term debt	(82,904)	—
Proceeds from long-term debt	19,100	3,500
Net proceeds from follow on public offering	95,273	—
Payments of debt issuance costs	(12)	—
General partner contribution	2,052	—
Cash distributions paid	(8,015)	(4,627)

Net cash provided by (used in) by financing activities.	25,494	(1,127)

Net increase (decrease) in cash and cash equivalents	(1,206)	5,331

Cash at beginning of period	6,465	3,184

Cash at end of period	$5,259	$8,515

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2006.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
Net income	$4,287	$3,531
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	3,952	2,654
Amortization of deferred debt issue costs	249	116
Distributions from unconsolidated entities [1]	2,242	—
Distributable cash from unconsolidated partnership [2]	607	—
Equity in earnings of unconsolidated entities	(2,412)	(75)
Maintenance capital expenditures [3]	(2,005)	(1,069)
Non-cash mark-to-market on derivatives	82	—
Hurricane-related gain on involuntary conversion of assets	(853)	—
Debt prepayment premium	1,160	—
Other [4]	8	46

Distributable cash flow	$7,317	$5,203

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
Footnotes:
[1] Distributions from unconsolidated entities:

Distributions from unconsolidated partnership	$310	$—
Distributions in-kind from equity investment	1,932	—

Distributions from unconsolidated entities	$2,242	$—

[2] Distributable cash from unconsolidated partnership:

Investments in unconsolidated partnership	$(546)	$—
Partnership expansion capital expenditures	1,154	—

Distributable cash from unconsolidated partnership	$607	$—

[3] Maintenance capital expenditures:

Payments for property, plant and equipment	$(19,101)	$(3,326)
Acquisitions	(7,451)	(3,832)

Capital expenditures	(26,552)	(7,158)
Expansion capital expenditures	23,219	6,090
Hurricane-related maintenance capital expenditures	1,328	—

Maintenance capital expenditures	$(2,005)	$(1,068)

[4] Other

Proceeds from the sale of property, plant and equipment	$—	$40
Accretion of asset retirement obligation	4	—
Unit-based compensation	4	—
Loss on sale of property, plant and equipment	—	6

Other	$8	$46